Exhibit 99.1
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FOR IMMEDIATE RELEASE
March 31, 2003

Additional Information Contact:     Greer State Bank
                                    (864) 848-5118

Greer Bancshares Incorporated announces cash dividend

Greer, South Carolina, March 31, 2003 - The Board of Directors of Greer Bancshares Incorporated, the parent company of Greer State Bank, today declared an annual cash dividend of 70 cents per share, to be paid in semi-annual payments of 35 cents per share on May 15, 2003 and November 15, 2003, to shareholders of record on April 15, 2003 and October 15, 2003 respectively.

Greer Bancshares Incorporated trades on the over-the-counter market under the symbol GRBS.


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